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                                                                    EXHIBIT 21.1

                               CRAWFORD & COMPANY

                       LISTING OF SUBSIDIARY CORPORATIONS*


                                                                 Jurisdiction in
         Subsidiary                                              Which Organized
         ----------                                              ---------------
Crawford & Company of California                                    Delaware

Crawford & Company of Florida                                       Delaware

Crawford & Company of Illinois                                      Delaware

Crawford & Company of New York, Inc.                                New York

Crawford & Company Employment Services, Inc.                        Delaware

Risk Sciences Group, Inc.                                           Delaware

Crawford & Company (Bermuda) Limited                                Bermuda

Crawford & Company HealthCare Management, Inc.                      Delaware

Crawford & Company International, Inc.                              Georgia

Crawford & Company Adjusters Limited                                England

Crawford Adjusters Canada Incorporated                              Canadian Federal

The Garden City Group, Inc.                                         Delaware

The PRISM Network, Inc.                                             Georgia

* Excludes subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of the year ended December 31, 2000.